UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Hines Real Estate Investment Trust, Inc.
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Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 18, 2013

To the stockholders of Hines Real Estate Investment Trust, Inc.:

I am pleased to invite our stockholders to the annual meeting of stockholders of Hines Real Estate Investment Trust, Inc. The annual meeting will be held at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:00 a.m., local time, on September 18, 2013. At the meeting, you will be asked to:

•elect seven directors for one-year terms expiring in 2014;

•ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on June 20, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Real Estate Investment Trust, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you do not attend the meeting and vote in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

You are cordially invited to attend the annual meeting. Your vote is important.

By Order of the Board of Directors

Jeffrey C. Hines
Chairman

Houston, Texas
April 30, 2013

Proxy Statement

Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Real Estate Investment Trust, Inc. (which we refer to in this proxy statement as “Hines REIT” or the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about June 20, 2013. Our 2012 Annual Report to Stockholders was mailed on or about April 30, 2013.

Important Notice Regarding Availability of Proxy Materials

This proxy statement, the form of proxy card, the Notice of Annual Meeting of Stockholders and our 2012 Annual Report to Stockholders and our annual report on Form 10-K for the year ended December 31, 2012, are available in the SEC Filings section of our website at www.hinessecurities.com/hines-reit/sec-filings/.

Stockholders may also obtain a copy of these materials by writing to Hines REIT, Attention: Ryan T. Sims, Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2013 annual meeting of stockholders will be held on September 18, 2013, at 9:00 a.m., local time. The meeting will be held at Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•elect seven directors for one-year terms expiring in 2014;

•ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 20, 2013. Each holder of our common shares outstanding as of the record date is entitled to vote at the meeting. As of April 26, 2013, 233.9 million shares of our common stock were outstanding.

How many votes do I have?

Each share has one vote on each matter considered at the meeting or any adjournment thereof. The enclosed proxy card shows the number of common shares you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•via the Internet at http://rtcoproxy.com/hines;

•by telephone, by calling toll free 1-866-804-3323; or

•by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those stockholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your vote via the Internet or by phone, see your proxy card enclosed with this proxy statement.

You may also vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. To obtain directions to be able to attend the meeting and vote in person, contact Hines REIT Investor Relations at (888) 220-6121.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” election of the nominees for director named in the proxy and “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person or by written notice to us addressed to: Hines REIT, Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the board of directors.

What are the board's recommendations?

The board of directors recommends that you vote “for” Proposals 1 and 2.

What vote is required to approve each proposal?

Election of Directors. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the election of nominees to our board of directors.

Ratification of Appointment of Independent Auditors. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders of a majority (greater than 50 percent) of the shares of our common stock entitled to vote at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Advisors Limited Partnership (our “Advisor”), who will receive no additional compensation. We have retained Eagle Rock Proxy Advisors to aid in the solicitation of proxies. We will pay Eagle Rock Proxy Advisors a fee of approximately $6,500 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should vote each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines REIT Investor Relations.

How do I submit a stockholder proposal for next year's annual meeting or proxy materials, and what is the deadline for submitting a proposal?

Pursuant to our bylaws, in order for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on February 20, 2014 and ending on March 22, 2014. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year's annual meeting, we must receive written notice of your proposal at our executive offices no later than February 20, 2014. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2013 Annual Meeting.”

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the acquisition of our properties. Our Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising our Advisor's conduct of our day-to-day operations.

Our articles of incorporation (the “Charter”) and bylaws provide for a board of directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•ownership of an interest in Hines, our Advisor or their affiliates;

•employment by (or service as an officer, trust manager or director of) Hines, our Advisor or their affiliates;

•performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or Hines; or

•maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

We currently have seven directors, four of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office.

Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor has been duly elected and qualifies.

During 2012, our board of directors held 22 meetings. No director attended fewer than 85 percent of the aggregate of all meetings held during 2012 by our board and by board committees on which he served. Our board of directors has adopted a policy that each director is expected to attend annual meetings of stockholders when possible. We anticipate that all of our directors, all of whom have been nominated for re-election, will attend our 2013 annual meeting of stockholders.

Nominees for the Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the seven nominees listed below. The board of directors has selected these nominees on the recommendation of the board's Nominating and Corporate Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted by abstention, withholding authority, or broker non-vote will have the effect of votes against the election of nominees to our board of directors.

If, by the time of the meeting, one or more of the nominees should become unable to serve for any reason, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following individuals are the seven nominees for our board of directors, all of whom are seeking re-election to the board:

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey C. Hines	57	2004
Mr. Hines joined Hines in 1982. He has served as the Chairman of our board of directors, as Chairman of the managers of the general partner of our Advisor, and as a member of the management board of the Hines US Core Office Fund LP (the “Core Fund”) since August 2003. Mr. Hines has also been the Chairman of the board of directors of Hines Global REIT, Inc., (“Hines Global”), and Chairman of the managers of the general partner of Hines Global REIT Adivsors LP ("HGRALP"), the advisor to Hines Global, since December 2008. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines' Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and Chief Executive Officer in January 2008 and has overseen a major expansion of the firm's personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of 239 projects valued at approximately $24.3 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $20.8 billion in real estate, $7.1 billion of which related to properties outside of the United States. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from Harvard Business School.

We believe that Mr. Hines' career, spanning more than 30 years in the commercial real estate industry, including his leadership of Hines and the depth of his knowledge of Hines and its affiliates, qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
C. Hastings Johnson	64	2004
Mr. Johnson joined Hines in 1978. He has served as a member of our board of directors, as a member of the managers of the general partner of our Advisor, and as a member of the management board of the Core Fund since July 2004. Mr. Johnson was also a member of the board of directors of Hines Global and a member of the managers of the general partner of HGRALP from December 2008 through September 2012. In addition, he has served as Vice Chairman of the general partner of Hines since January 2008 and Chief Financial Officer of the general partner of Hines since 1992. In these roles, he is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines' Executive Committee. Prior to becoming Chief Financial Officer of the general partner of Hines, he led the development or redevelopment of numerous projects and initiated the Hines' domestic and international acquisition program and currently oversees a portfolio of 239 projects valued at approximately $24.3 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $20.8 billion in real estate, $7.1 billion of which related to properties outside of the United States. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson's tenure as Chief Financial Officer has exceeded $46 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from Harvard Business School.

We believe that Mr. Johnson's significant experience in the commercial real estate industry, including his 35 year tenure at Hines and his vast knowledge of Hines' financial and investment policies, qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Charles M. Baughn	58	2008
Mr. Baughn has served as a member of our board of directors since April 2008 and as a manager of the general partner of our Advisor since August 2003. He served as Chief Executive Officer for us and the general partner of our Advisor from August 2003 through April 1, 2008. In addition, Mr. Baughn has been a member of the board of directors of Hines Global and a manager of the general partner of HGRALP since December 2008. He has also served as an Executive Vice President and CEO - Capital Markets Group of the general partner of Hines since April 2001 and, as such, is responsible for overseeing Hines' capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines' Executive Committee and the Chief Executive Officer and a director of Hines Securities, Inc., formerly known as Hines Real Estate Investments, Inc. (the “Dealer Manager”). Mr. Baughn is also a member of the management board of the Core Fund. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

We believe that Mr. Baughn's experience in the commercial real estate industry during his 28 year career with Hines, including his familiarity with Hines' financial and investment policies, qualifies him to serve on our board of directors.

Thomas A. Hassard	62	2004
Mr. Hassard, an independent director since June 2004, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before retiring in December 2004. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system's investment advisory committee and board of trustees. From 2004 through 2006, Mr. Hassard served on the board of directors of Strategic Hotels & Resorts, Inc. (f/k/a Strategic Hotel Capital, Inc.), a public company that owns and asset manages upscale and luxury hotels that are subject to long-term management contracts. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

We believe that the significant experience in real estate investing Mr. Hassard acquired during his almost 20 year tenure as the Managing Director for Real Estate Investments for the Virginia Retirement System qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Lee A. Lahourcade	55	2010
Mr. Lahourcade, an independent director since August 2010, has been the CEO of Houston Trust Company, a Houston-based investment firm, since March 2013. Previously, he was the President and CEO of Nations Reliable Lending, LLC from July 2012 through March 2013. Nations Reliable Lending, LLC is a mortgage bank based in Houston. Prior to this position, Mr. Lahourcade was the Founder and President of Lahourcade Interests, LLC, an investment consulting firm of which he has been a member since January 2012. He was formerly the President, Chief Executive Officer and a Director of Vaughan Nelson Investment Management, an investment management firm of which he was a member from 1992 through 2011. His responsibilities included overseeing the investment strategies of the firm, developing and implementing strategic initiatives, including new product development, and directing the marketing and client service functions. Mr. Lahourcade previously served as President of Rust Capital, Ltd, a venture capital fund from 1988 to 1992, and he was an Analyst and Vice President at Merrill Lynch Capital Markets from 1979-1981 and from 1983-1988. Mr. Lahourcade is on the board of directors of the Children's Museum of Houston, the Family Services Foundation, Houston Wilderness and the Junior League of Houston Endowment. Mr. Lahourcade graduated from Vanderbilt University with a B.A. in Economics and received his M.B.A. from Harvard Business School. Mr. Lahourcade is a Chartered Financial Analyst and a Chartered Investment Counselor.

We believe that Mr. Lahourcade's extensive investment management and research experience, together with his experience in the distribution of financial service products, qualifies him to serve on our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Stanley D. Levy	49	2004
Mr. Levy, an independent director since June 2004, has served as Chief Operating Officer of The Morgan Group, Inc (“Morgan”), a national multi-family development and management firm based in Houston, since October 2012. In this role, his responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and asset management oversight for all of Morgan's assets. Mr. Levy has closed over $1.5 billion of transactions for Morgan. From 2010 through 2012, Mr. Levy was Chief Risk Officer of Cadence Bancorp LLC, a venture formed in 2010 to acquire banks. Mr. Levy's responsibilities include oversight of risk management and credit. Mr. Levy joined Cadence Bancorp in March 2010. Prior to joining Cadence Bancorp, Mr. Levy served for 9 years as Chief Operating Officer for Morgan. His responsibilities included arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining Morgan, Mr. Levy spent 15 years with JPMorgan Chase, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance. He also serves as an Advisory Director of Cadence Bancorp, LLC and is on the Board of Directors of the Emery/Weiner School.

We believe that Mr. Levy's experience as Chief Risk Officer of Cadence Bancorp LLC with responsibilities including credit approval and oversight of risk management, as well as his role at The Morgan Group, which included oversight of all financial operations and capital markets as well as his involvement in the financing, acquisitions and sales of all real estate, qualify him to serve on our board of directors .

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Paul B. Murphy Jr.	53	2008
Mr. Murphy, an independent director since April 2008, currently serves as Chief Executive Officer and President of Cadence Bancorp LLC. In 2010, Cadence Bancorp raised $1.0 billion to invest in the distressed banking industry. To date, the company has made three acquisitions bringing the combined company to $5.5 billion in assets with more than 115 branches across six states.  Cadence is privately held by major pension plans and institutional investors. Mr. Murphy joined Cadence Bancorp in December 2009. Previously, Mr. Murphy spent nearly 20 years at Amegy Bank of Texas, departing in early December 2009, as the Chief Executive Officer and a Director.  Amegy started with little more than $50 million in assets and one location in 1990 and grew to $11 billion in assets and more than 85 banking centers throughout the greater Houston, Dallas and San Antonio metropolitan areas as of Mr. Murphy's departure. Along the way, Amegy completed several successful acquisitions and sold to Zions Bancorporation for $1.7 billion in 2005 with original investors realizing 36 times their investment.

Mr. Murphy is an advocate of the community. He is a board member of the Houston Endowment, Inc., the largest endowment in Texas with over $1.5 billion in assets. In addition, he is a board member of the Federal Reserve Bank of Dallas - Houston Branch, Kinkaid School and the Children's Museum of Houston. He is active in both the Young Presidents and the World Presidents Organizations.

Prior to joining Amegy Bank of Texas, Mr. Murphy spent nine years at Allied Bank of Texas/First Interstate Bank.  A 1981 graduate of Mississippi State University with a Bachelor's degree in finance, he earned his MBA from the University of Texas at Austin.

We believe that Mr. Murphy's extensive financial background, including his leadership of Cadence Bancorp and Amegy Bank, qualifies him to serve on our board of directors.

Our board of directors unanimously recommends a vote FOR each of the nominees.

CORPORATE GOVERNANCE

The four standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. You may obtain copies of the charters for all of our board committees from our website at www.hinessecurities.com/hines-reit/corporate-governance/. Each committee has four members and is composed entirely of our four independent directors. Currently, Mr. Hassard serves as chairman of the Conflicts Committee, Mr. Levy serves as chairman of the Audit Committee, Mr. Murphy serves as chairman of the Nominating and Corporate Governance Committee, and Mr. Lahourcade serves as chairman of the Compensation Committee.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries

(either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director is, or has been within the last three years, an employee of us or Hines;

•	an immediate family member of the director is, or has been within the last three years, an executive officer of us or Hines;

•
the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director is a current partner or employee of a firm that is our or Hines' internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our or Hines' audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company's audit within that time;

•
the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of our or Hines' present executive officers at the same time serves or served on that company's compensation committee; or

•
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us or Hines for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. Mr. Sims will deliver all appropriate communications to the Nominating and Corporate Governance Committee of the board of directors, which will, in its discretion, deliver such communications (together with any recommendations) to the board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements and other financial information to be provided to our stockholders;

•	directly appoints, retains, compensates, evaluates and terminates the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence, performance and qualifications of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our systems of disclosure controls and internal controls over financial reporting; and

•	oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2012, the Audit Committee held seven meetings. All of the members of this committee attended each meeting except one meeting which was attended by three of the four members.

The Audit Committee's report on our financial statements for the fiscal year ended December 31, 2012 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•
reviews and reassesses the adequacy of and compliance with our Code of Business Conduct and Ethics for Senior Officers and Directors and recommends any proposed modifications to our board of directors for approval.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee's:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our stockholders.

The committee also gives consideration to the diversity of the board of directors in terms of having an appropriate mix of experience, education and skills, the requirements contained in our Charter and each nominee's ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives. Moreover, as required by our Charter, a director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of direct experience in acquiring or managing the type of real estate we acquire.

If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2012, the committee paid no fees to third-parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our bylaws. (See “Stockholder Proposals for the 2014 Annual Meeting” below). A stockholder's notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.

During 2012, the Nominating and Corporate Governance Committee held one meeting. All of the members of this committee attended the meeting.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and our Advisor. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisor's performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. The Conflicts Committee is also responsible for reviewing Hines' performance as property manager of our directly owned properties.

During 2012, the Conflicts Committee held four meetings. All of the members of this committee attended each meeting. The Conflicts Committee has reviewed our policies and reports that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions - Policies and Procedures for Review of Related Party Transactions.” The Conflicts Committee reviewed the material transactions between Hines and its affiliates and the Company, which occurred during 2012. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2012 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee's primary purpose is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews and approves or recommends to our board of directors the compensation and benefits for our independent directors. We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of such subcommittee shall be presented to the full Compensation Committee at its next meeting. During 2012, there was one Compensation Committee meeting held. Three of the four members of this committee attended the meeting.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinessecurities.com/hines-reit/corporate-governance/. You may also obtain a copy of this code by writing to: Hines REIT Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinessecurities.com/hines-reit/corporate-governance/ within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2012, our Compensation Committee consisted of Messrs. Lahourcade, Levy, Hassard and Murphy, our four independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of our board of directors in recognition of the differences between the two roles. Ms. Schugart, as our Chief Executive Officer, is responsible for overall management of our business strategy and day-to-day operations, while Mr. Hines, as our Chairman, presides over meetings of our board of directors and provides guidance to Ms. Schugart regarding policies and procedures approved by our board of directors.

Four of the seven members of our board of directors are “independent” within the standards of the NYSE, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is the most effective approach for addressing the risks we face.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment, as well as broad expertise in the fields of real estate and real estate investment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors' interests with those of our stockholders.

The following table sets forth information regarding compensation of our directors during 2012.

2012 Director Compensation

Name	Fees Earned or Paid in Cash	Aggregate Stock Awards (1) (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Thomas A. Hassard	$61,000	$7,780	—	—	—	—	$68,780
Lee A. Lahourcade	$50,000	$7,780	—	—	—	—	$57,780
Stanley D. Levy	$63,500	$7,780	—	—	—	—	$71,280
Paul B. Murphy, Jr.	$58,000	$7,780	—	—	—	—	$65,780
Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn (3)	—	—	—	—	—	—	—

(1)	Each of Messrs. Hassard, Lahourcade, Levy and Murphy received 1,000 restricted shares under our incentive plan upon his election to our board of directors following our 2012 annual meeting.

(2)	Value of common stock awards was based on the price at which shares of our common stock were sold as of the grant date to our officers, directors and affiliates.

(3)	Messrs. Hines, Johnson and Baughn, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors.

We paid our independent directors an annual fee of $33,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting was held on the same day as a meeting of the board, each independent director received $1,500 for each committee meeting attended in person on such day. We also paid our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We paid the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of the Conflicts Committee of the board;

•	$10,000 to the Chairperson of the Audit Committee of the board;

•	$3,000 to the Chairperson of the Compensation Committee of the board; and

•	$3,000 to the Chairperson of the Nominating and Corporate Governance Committee of the board.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or reelected to the board (whether through a stockholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted shares on or about the date of election or reelection. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Messrs. Hassard, Lahourcade, Levy and Murphy each received 1,000 restricted shares under our incentive plan upon his election to our board of directors following our 2012 annual meeting.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

EXECUTIVE OFFICERS

On February 25, 2013, the board of directors received notice of Charles N. Hazen's decision to retire from his role as President and Chief Executive Officer of the Company and the general partner of the Company's advisor, Hines Advisors Limited Partnership LP (the “Advisor”) in order to pursue personal interests. On the same date, the Board accepted Sherri W. Schugart's resignation as Chief Operating Officer of the Company, which position will be left unfilled, and appointed her as the Company's President and Chief Executive Officer. Ms. Schugart simultaneously resigned as the Chief Operating Officer of the general partner of the Advisor, which position will also be left unfilled, and was appointed as its President and Chief Executive Officer. In addition to the resignation from the positions described above, Mr. Hazen resigned as a director of the Dealer Manager, for which Ms. Schugart currently serves as a director. The resignations and appointments described above were effective on March 15, 2013. Mr. Hazen will remain an employee of the Advisor for one year following his retirement to participate in and advise on various matters within Hines.

Listed below are our executive officers who served during 2012, each of whom, with the exception of Mr. Hazen, has been elected to serve until our 2013 annual meeting of stockholders, or (if longer) until a qualified successor has been duly elected. The business address of each of our executive officers is: c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name	Age	Title
Charles N. Hazen	51
Mr. Hazen joined Hines in September 1989. Effective March 15, 2013, Mr. Hazen decided to retire from his role as our President and Chief Executive Officer and the general partner of the Advisor in order to pursue personal interests. Mr. Hazen served as our President and as President of the general partner of our Advisor from August 2003 through March 15, 2013 and was responsible for overall management of our business strategy and operations. He also served as Chief Operating Officer for us and the general partner of our Advisor from August 2003 to April 1, 2008 when he became Chief Executive Officer for us and the general partner of our Advisor. Mr. Hazen was also the President and Chief Executive Officer for Hines Global and the general partner of HGRALP from December 2008 through March 15, 2013. He has also been a Senior Managing Director of the general partner of Hines since July 2000, the President and a member of the management board of the Core Fund from July 2004 through March 15, 2013 and a director of our Dealer Manager from August 2003 through March 15, 2013. During his tenure at Hines, Mr. Hazen has participated in more than $12 billion of office, retail and industrial investments in the U.S. and abroad. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart	47
Ms. Schugart joined Hines in 1995. Ms. Schugart has served as President and Chief Executive Officer for us and for the general partner of our Advisor since March 15, 2013 and is responsible for overall management of our business strategy and operations. Since March 15, 2013, Ms. Schugart has also served as President and Chief Executive Officer for Hines REIT, the general partner of its Advisor and the Core Fund. Also since March 15, 2013, Ms. Schugart has served as the President and Chief Executive Officer of HMS Income Fund, Inc. (“HMS”) and HMS Adviser GP LLC, the general partner of the adviser to HMS. HMS is a public specialty finance company sponsored by Hines which was formed in 2011 and intends to make debt and equity investments in companies with revenues generally between $10 million and $3 billion that operate in diverse industries. Prior to March 15, 2013, Ms. Schugart served as the Chief Operating Officer for us and the general partner of our Advisor and as the Chief Operating Officer of Hines Global, the general partner of Hines Global REIT Advisors LP (“HGRALP”) and the Core Fund, since November 2011. In this capacity, she was responsible for the execution of each entity's business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters of each entity. Ms. Schugart served as Chief Financial Officer for us and the general partner of our Advisor since August 2003 and the Chief Financial Officer of the Core Fund from July 2004 through November 2011. Ms. Schugart also served as the Chief Financial Officer of Hines Global and the general partner of HGRALP from December 2008 until November 2011. In these roles, her responsibilities included oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Managing Director of the general partner of Hines since October 2007 and has served as a director of the Dealer Manager since August 2003. Prior to holding these positions, she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging more than $[__] billion in equity and debt for Hines' public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she managed both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

Name	Age	Title
Ryan T. Sims	41
Mr. Sims joined Hines in August 2003. Since November 2011, Mr. Sims has served as the Chief Financial Officer and Secretary for us and the general partner of our Advisor. Since November 2011, Mr. Sims has also served as the Chief Financial Officer and Secretary of Hines Global, the general partner of HGRALP and the Core Fund. Also since 2011, Mr. Sims has served as the Chief Financial Officer and Secretary of HMS and of the general partner of the adviser to HMS. In these positions, Mr. Sims is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal, compliance and administrative functions in the U.S. and internationally. From April 2008 until November 2011, Mr. Sims served as Chief Accounting Officer for us, the general partner of our Advisor and the Core Fund. From December 2008 until November 2011, Mr. Sims also served as the Chief Accounting Officer of Hines Global and the general partner of HGRALP. In these roles, he was responsible for the oversight of the accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. He was also responsible for establishing the companies' accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for us and the general partner of our Advisor from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

Edmund A. Donaldson	43
Mr. Donaldson joined Hines in 1994. Since April 2008, he has served as the Chief Investment Officer for us and the general partner of our Advisor. Mr. Donaldson has also served as Chief Investment Officer for Hines Global and the general partner of HGRALP since December 2008. In these roles, he is responsible for management of our real estate acquisition program. He has also served as a Senior Managing Director of the general partner of Hines since October 2007 and the Senior Investment Officer and member of the management board of the Core Fund since August 2003. He has been responsible for the acquisition of over $10 billion in assets for various Hines affiliates. He also has been instrumental in the investment and management of the Hines 1997 U.S. Office Development Fund, L.P., the Hines 1999 U.S. Office Development Fund, L.P. and the Hines Suburban Office Venture, L.L.C. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Name	Age	Title
Kevin L. McMeans	48
Mr. McMeans joined Hines in 1992. Since April 2008, he has served as the Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also served as Asset Management Officer for Hines Global and the general partner of HGRALP since December 2008. He has also served as the Asset Management Officer of the Core Fund since January 2005. In these roles, he is responsible for overseeing the management of the various investment properties owned by each entity. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the Audit Department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

J. Shea Morgenroth	37
Mr. Morgenroth joined Hines in October 2003. Since November 2011, Mr. Morgenroth has served as the Chief Accounting Officer and Treasurer for us and the general partner of our Advisor. Mr. Morgenroth was also elected to the position of Chief Accounting Officer and Treasurer of Hines Global and the general partner of HGRALP on November 1, 2011. In these roles, Mr. Morgenroth is responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. Mr. Morgenroth served as a Senior Controller for us and the general partner of our Advisor from January 2008 until November 2011 and Hines Global and the general partner of HGRALP from December 2008 until November 2011 and as a Controller for Hines REIT and the general partner of HALP from October 2003 to January 2008. In these roles, he was responsible for the management of the accounting, financial reporting and SEC reporting functions. Prior to joining Hines, Mr. Morgenroth was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Texas A&M University and is a certified public accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by our Advisor and its affiliates. All of our executive officers are employed by and receive compensation from our Advisor or its affiliates for all of their services to the Hines organization, including their service as our executive officers. The compensation received by our executive officers is not paid or determined by us, but rather by our Advisor or affiliates of our Advisor based on all the services provided by these individuals to the Hines organization, including us. As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or “Compensation Committee Report” in this proxy statement. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership

The following table shows, as of April 1, 2013, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

Name of Beneficial Owner (1)	Position	Number of Shares Beneficially Owned		Percentage of Total Common Stock (2)
Jeffrey C. Hines	Chairman of the Board of Directors	13,572,743.341	(3)	5.80%
C. Hastings Johnson	Director	18,285.873		*
Charles M. Baughn	Director	18,226.159		*
Thomas A. Hassard	Independent Director	6,914.833		*
Lee A. Lahourcade	Independent Director	3,000.000		*
Stanley D. Levy	Independent Director	14,446.624		*
Paul B. Murphy Jr.	Independent Director	6,001.665		*
Charles N. Hazen	Former President and Chief Executive Officer	9,136.491		*
Sherri W. Schugart	President and Chief Executive Officer	3,812.637		*
Ryan T. Sims	Chief Financial Officer and Secretary	—		*
Edmund A. Donaldson	Chief Investment Officer	—		*
Kevin L. McMeans	Asset Management Officer	—		*
J. Shea Morgenroth	Chief Accounting Officer and Treasurer	—		*
All directors and executive officers as a group		13,652,567.623		5.84%

* Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company's stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of April 1, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)
Includes (i) 1,000.000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,957.000 OP Units in Hines REIT Properties, L.P. (the “Operating Partnership”) held by Hines 2005 VS I LP and (iii) 12,464,786.341 OP

Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of April 1, 2013. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16 forms that they file with the SEC. To our knowledge, there are no persons who beneficially own more than 10% of a registered class of our equity securities.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that in 2012 our directors and executive officers complied with all filing requirements under Section 16(a).

Shares Authorized for Issuance under Equity Compensation Plans

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of December 31, 2012:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	n/a	n/a	1,130,047
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	n/a	n/a	1,130,047

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by our Advisor in accordance with an Advisory Agreement (the “Advisory Agreement”) between our Advisor, us and the Operating Partnership, the entity through which we conduct our operations. Our Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, the Chairman of our board of directors, Jeffrey C. Hines and his father, Gerald D. Hines. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of our Advisor and its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of our Advisor and C. Hastings Johnson serves as a Manager of the general partner of our Advisor.

Our executive officers have control and primary responsibility for the management decisions of our Advisor, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of properties we acquire directly.

Our current Advisory Agreement commenced on July 1, 2010 and had a one year term that may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. On December 5, 2012, the current term of the Advisory Agreement was extended through December 31, 2013.

Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•
immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by our Advisor that remains uncured after 10 days' written notice;

•	without cause or penalty by us or by our Advisor upon 60 days' written notice; or

•
immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days' written notice.

For the period July 1, 2011 through December 31, 2012, our Advisor waived a portion of its monthly cash asset management fee such that the fee was reduced from 0.0625% to 0.0417% (0.75% to 0.50% on an annual basis) of the net equity capital we have invested in real estate investments as of the end of each month. Our Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, Our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests owned by Our Advisor or other affiliates of Hines under certain circumstances.

The following summarizes fees our Advisor earned under the Advisory Agreement during 2012:

•	Our Advisor earned approximately $10.2 million in asset management fees during the year ended December 31, 2012.

•
Under the Advisory Agreement, we pay our Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available to us under any debt financing. We did not pay our Advisor a debt financing fee during the year ended December 31, 2012.

•
Under the Advisory Agreement, we reimburse our Advisor for any issuer costs that it pays on our behalf, which consist of, among other costs, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs. Our Advisor incurred approximately $242,000 of offering-related issuer costs on our behalf in connection with the offering of shares pursuant to our dividend reinvestment plan during the year ended December 31, 2012.

•
Likewise, under the Advisory Agreement, we reimburse our Advisor and its affiliates for certain expenses they incur in connection with administrative and operating services they provide to us. Under our Charter, we may not make reimbursements for administrative and operating expenses during any four consecutive fiscal quarters in excess of the greater of (i) 2.0% of our average invested assets or (ii) 25.0% of our net income. If our reimbursements to our Advisor for administrative and operating expenses exceed this limit, our Advisor will be required to send a written disclosure of such fact to stockholders and may be required to refund such excess. In 2012, these limits were not exceeded. In 2012, our Advisor incurred $4.1 million in expenses, such as general and administrative expenses, on our behalf. See "Hines - Property Management Agreements" below for additional information concerning expense reimbursements to Hines.

In addition, our board of directors may determine that we should pay our Advisor a fee equal to 1.0% of the sales price of certain property disposals. For the year ended December 31, 2012, we did not pay our Advisor a disposition fee. We also agreed to indemnify our Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

An affiliate of our Advisor owns a profits interest in the Operating Partnership (the “Participation Interest”). The Participation Interest increases with each investment we make; such increases are calculated under a formula intended to approximate (i) an additional 0.50% cash acquisition fee calculated as set forth above, (ii) an additional 0.0625% per month cash asset management fee calculated as set forth above and (iii) the automatic reinvestment of such cash back into the Operating Partnership. Our Advisor earned approximately $19.4 million in fees related to the Participation Interest during the year ended December 31, 2012.

Other Affiliate Transactions

On May 1, 2008, the Company acquired Williams Tower, a 64-story office building located in Houston, Texas. Williams Tower is managed by Hines. In addition, the Company is headquartered in Williams Tower and Hines and its affiliates leased 9% of the rentable area of Williams Tower on the date of acquisition. The Company recorded $4.8 million in rental revenue related to space leased by Hines for the year ended December 31, 2012. In March 2013, the Company sold Williams Tower and received net proceeds of $228.4 million.

Hines

Property Management Agreements

Hines or its affiliates manage most of our properties. Accordingly, we pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines and his father, Gerald D. Hines. During the year ended December 31, 2012, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages our directly-owned properties:

•	$6.4 million in management fees,

•	$4.8 million in leasing commissions and construction management,

•	$16.2 million in reimbursements for on-site salaries and wages and other direct services performed off-site, as well as other fees, primarily related to accounting support fees.

We also own an interest in the Core Fund. Hines manages all of the properties in which the Core Fund owns interests. During the year ended December 31, 2012, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages the buildings in which the Core Fund owns an interest:

•	$10.3 million in management fees,

•	$3.1 million in leasing commissions and construction management,

•	$23.2 million in reimbursements for on-site salaries and wages and other direct services performed off-site, as well as other fees, primarily related to legal fees and tax department support.

Certain subsidiaries of the Core Fund entered into lease agreements with an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Core Fund received rental fees of $6.4 million, during the year ended December 31, 2012.

Ownership Interests

The Company

We are the sole general partner of the Operating Partnership and owned a 94.7% interest in the Operating Partnership at December 31, 2012. Hines 2005 VS I LP, an affiliate of Jeffrey C. Hines, owned a 0.5% interest in the Operating Partnership at December 31, 2012. HALP Associates Limited Partnership, an affiliate of Jeffrey C. Hines, owns the Participation Interest, which, at December 31, 2012, represented a 4.8% interest in the Operating Partnership. An affiliate of Jeffrey C. Hines also owns 1,000 shares of our common stock.

The Core Fund

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. At December 31, 2012, the Core Fund owned interests in 17 properties across the United States. As of December 31, 2012, we owned an approximate 27.1% non-managing general partner interest in the Core Fund. We also have the right, but not the obligation, to invest up to 40% of any future capital calls made by the Core Fund.

Distribution Park Rio

We had a $28.9 million investment in HCB II River LLC, a joint venture created with HCB Interest II LP, an affiliate of Hines on June 28, 2007. On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil for $103.7 million Brazilian real ($53.7 million USD as of July 2, 2007). The property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,115 square feet of rentable area that was 94% leased as of December 31, 2012. We owned a 50% indirect interest in Distribution Park Rio through our investment in HCB II River LLC. In January 2013, we sold our 50% indirect interest in Distribution Park Rio to an affiliate of Hines and received proceeds of $43.2 million.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, our Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, four of our seven directors are independent directors, and each of our independent directors serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest. Please see “Corporate Governance - Conflicts Committee” above.

To reduce the effect on us of potential conflicts of interest described above, the Advisory Agreement and our Charter include a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

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We will not accept goods or services from Hines or its affiliates unless a majority of our independent directors approves the transaction related thereto as fair and reasonable to us and on terms and conditions not less favorable than terms that would be available from unaffiliated third parties.

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We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our independent directors that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost to Hines for the property, unless:

•	there is substantial justification for any amount in excess of the cost to Hines;

•	our disinterested directors determine the excess to be reasonable; and

•	appropriate disclosure is made to the disinterested directors with respect to the transaction.

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The fair market value of any asset we acquire from Hines or one of its affiliates will be determined by an independent expert selected by our independent directors. We generally will not acquire property from Hines or its affiliates at a price that exceeds the appraised value of the property. The only exception will be in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, when the appraised value will be based upon the completed value of the project. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors not otherwise interested in the transaction determines the transaction to be fair and reasonable to us.

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We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves the transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

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We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans for property appraised by an independent expert. Any such loans must be approved by a majority of our independent directors as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

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Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income.

The Conflicts Committee also must review and approve any transaction between us and our affiliates, on the one hand, and any director (including any independent director) or the director's affiliates or related persons on the other hand. All related party transactions must be approved by a majority of the disinterested members of the board of directors.

PROPOSAL TWO:
RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2012 and 2011. Deloitte & Touche reports directly to our Audit Committee.

Fees

Deloitte & Touche's aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2011 are as follows:

Audit Fees:	$696,000 for 2012 and $722,600 for 2011
Audit-Related Fees:	$21,000 for 2012 and $24,000 for 2011 - These primarily relate to internal control attestation consultations, accounting consultations and other attestation services
Tax Fees:	$0 for 2012 and 2011
All Other Fees:	$0 for 2012 and 2011
Total Fees:	$717,000 for 2012 and $746,600 for 2011

Deloitte & Touche also audits the financial statements of the Core Fund and its properties and provides other services to the Core Fund. Deloitte & Touche billed the Core Fund approximately $658,000 and $815,500 related to the audits for the years ended December 31, 2012 and 2011, respectively.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2012 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Real Estate Investment Trust, Inc.:

We have reviewed Hines Real Estate Investment Trust, Inc.'s audited financial statements as of and for the year ended December 31, 2012 and discussed them with management and the Company's independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards , Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and have discussed with the auditors the auditors' independence. We have also considered whether the auditors' provision of non-audit services to Hines Real Estate Investment Trust, Inc. and its affiliates is compatible with the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Real Estate Investment Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee
Stanley D. Levy, Chairman
Thomas A. Hassard
Lee A. Lahourcade
Paul B. Murphy Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2012, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2013. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Our board of directors unanimously recommends a vote FOR ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2013 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2013 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2014 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than February 20, 2014.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2014 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 20, 2014 and ending on March 22, 2014 and must contain information specified in our bylaws, including:

•	the name and address of the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of Company stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any);

•	as to each director nominee,

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of Company stock beneficially owned by the nominee;

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all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the stockholder proposes to bring before the meeting,

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Chief Financial Officer and Secretary at the address above.

By Order of the Board of Directors,

RYAN T. SIMS
Chief Financial Officer and Secretary

Houston, Texas
April 30, 2013

REVOCABLE PROXY
HINES REAL ESTATE INVESTMENT TRUST, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-866-804-3323 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., September 18, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/hines prior to 3 a.m., September 18, 2013.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here for address change. ☐

____

____

____

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

[X] **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
Item 1. Election of Directors.	☐	☐	☐

(01) JEFFREY C. HINES, (02) C. HASTINGS JOHNSON,
(03) CHARLES M. BAUGHN, (04) THOMAS A. HASSARD,
(05) LEE A. LAHOURCADE, (06) STANLEY D. LEVY,
(07) PAUL B. MURPHY, JR.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
Item 2. Approval of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2013. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL.**	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______________ Co-holder (if any) sign above

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

HINES REAL ESTATE INVESTMENT TRUST, INC. - ANNUAL GENERAL MEETING, SEPTEMBER 18, 2013

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-804-3323 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at http://www.rtcoproxy.com/hines and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
HINES REAL ESTATE INVESTMENT TRUST, INC.
ANNUAL GENERAL MEETING OF STOCKHOLDERS
September 18, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Jeffrey C. Hines and C. Hastings Johnson, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Stockholders of Hines Real Estate Investment Trust, Inc., to be held on September 18, 2013, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:
The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR”
APPROVAL OF ITEMS 1 AND 2. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR VOTE VIA
THE INTERNET OR BY TELEPHONE.

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